Exhibit 10.56

              MARKET DEVELOPMENT, GENERAL & ADMINISTRATIVE SERVICES
                                    AGREEMENT


      THIS MARKET DEVELOPMENT, GENERAL & ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered into effective as of September 1, 2001 ("Effective Date") by and between:

      UBSN Limited, an English company, with its registered office located at 75 Weston Hill, Crystal Palace, London SE19 ITX, England ("UBSN"),
and
      Mendocino Brewing Company, Inc., a California corporation, with its principal place of business located at 13351 Highway 101 South, Hopland, California 95499, U.S.A. ("MBC"),

in reference to the following facts:

      A. UBSN is engaged in the business of brewing, marketing, distributing, and selling Kingfisher brand beer and related consumer products (the "Products") and desires to develop a market for the Products in the United States.

      B.    UBSN  wishes  to  engage  MBC  to  perform  certain   marketing  and
            administrative services that will benefit UBSN in its efforts to market, sell and distribute the Products in the United States.

      C. MBC is willing and able to perform such services for UBSN on the terms and conditions set forth herein.

      UBSN and MBC agree as follows:

Section 1 - Definitions

      For purposes of this Agreement, the following terms shall have the meanings described below:

      1.1 "Confidential Information" shall mean and include any and all data and information not in the public domain, including know-how and trade secrets, relating to, or contained or embodied in, the Products and/or the business or affairs of UBSN. Confidential Information may be communicated orally, visually, in writing or in any other recorded or tangible form. All data and information shall be considered to be Confidential Information hereunder (a) if UBSN has marked them as such, (b) if UBSN, orally or in writing, has advised MBC of their confidential nature, or (c) if, due to their character or nature, a reasonable person in a like position and under like circumstances would treat them as confidential.

      1.2 "Intellectual Property Rights" shall mean and include all patents, copyrights, designs, trademarks, service marks, trade names and other proprietary rights or applications and registrations therefor that pertain to the Products.

      1.3 "Person" shall mean and include any individual, corporation, trust, estate, partnership, joint venture, company, association, league, governmental bureau or agency, or any other entity regardless of the type or nature thereof.

      1.4 "Services" shall mean the promotional, market development, and administrative services performed by MBC (as more particularly described in Section 2.1 below) to benefit UBSN in its efforts to market, sell and distribute the Products in the United States.

Section 2 - Engagement of MBC

      2.1 Engagement. Subject to the terms and conditions of this Agreement, UBSN hereby engages MBC, and MBC hereby agrees, to perform Services on behalf of UBSN, which may include any or all of the following:

      (a) undertaking advertising or marketing projects, including developing public relations campaigns, strategies and programs to develop brand name recognition for the Products and to competitively position the Products in the United States marketplace;

      (b) actively and regularly promoting and advertising the Products in the United States, including assessing and implementing the use of various public relations alternatives, such as direct mail campaigns, general and/or selective public advertising, attendance at trade shows, exhibits, regional fairs, and beer, wine and food festivals, sponsorship of sporting and other events, and radio and television broadcasting;

      (c) conceiving, creating, drafting, designing and developing sales literature, Product announcements and descriptions, advertising brochures, marketing pamphlets, and other promotional materials;

      (d)   preparing  sales  forecasts,   marketing  studies,  and  surveys  of
            marketing activities of competitors in the beer industry;

      (e) providing business management systems, procedures and policies for accounting purposes, and budgetary, financial forecasting, general accounting, cost control and other related services;

      (f) assisting UBSN with establishing and managing the distribution channels for the Products in the United States, including developing policies and procedures with respect to processing deliveries and Product orders;

      (g) preparing documentation, applications for permits and other authorizations and filings and reports with government agencies required for UBSN to market, sell and distribute the Products in the United States; and

      (h) providing such other marketing and administrative services for UBSN as UBSN may reasonably request from time to time.

      2.2 Limitations on Engagement. MBC agrees that it shall not perform the Services outside of the United States, unless expressly authorized by UBSN. MBC shall have no power or authority to (a) sell any of the Products, (b) enter into any contract or binding agreement with respect to the Products, or (c) accept or fill any orders for the Products. All such transactions shall be entered into directly between UBSN and its customers.

      2.3 Relationship Between Parties. MBC shall act as an independent contractor under the terms of this Agreement and not as a legal representative of UBSN for any purpose whatsoever. Nothing in this Agreement shall be construed to (a) give either party the power to direct or control the daily activities of the other party, or (b) constitute the parties as employer and employee, franchisor and franchisee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking. MBC has no right or authority to enter into any contract or to assume or create any obligation of any kind, express or implied, on behalf of UBSN.

Section 3 - Obligations of MBC

      3.1 General Conduct. MBC shall use its best efforts to perform the Services hereunder. MBC agrees that it shall at all times adhere to the instructions, requests, and policies of UBSN regarding its performance of the Services hereunder. MBC shall conduct its activities under this Agreement in a lawful manner and in accordance with the highest standards of fair trade, fair competition and business ethics.

      3.2 Personnel and Facilities. MBC shall occupy and maintain facilities adequate to perform the Services and perform its other obligations under this Agreement. MBC shall retain and have at its disposal at all times an adequate staff of trained and qualified personnel to perform its obligations under this Agreement.

      3.3 Promotional Materials. MBC shall have the right to prepare localized Product descriptions, advertising and promotional materials as it considers appropriate for the promotion of the Products in the United States. MBC shall submit all such advertising and promotional materials to UBSN for written approval prior to commercial release or use by MBC. Any and all advertising and promotional materials for the Products shall comply with all applicable laws and regulations, including without limitation, the laws and regulations of the Bureau of Alcohol, Tobacco and Firearms ("ATF") and the Department of Alcoholic Beverage Control ("ABC") and various state and local departments of ABC.

      3.4 Records. At all times during the term of this Agreement, MBC shall maintain at its principal place of business full, complete, and accurate records of its activities under this Agreement. Upon reasonable notice, UBSN shall have the right to review such records at

MBC's premises during normal business hours for purposes of verifying the performance of MBC's obligations hereunder.

      3.5 Reports. Within thirty (30) calendar days after the end of each quarter in which this Agreement is in effect, MBC shall furnish UBSN with a written report summarizing all Services performed by MBC during such quarter pursuant to this Agreement.

      3.6 Indemnification. MBC shall defend, indemnify and hold UBSN harmless against any and all claims, demands, suits, proceedings, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) which are attributable to MBC's performance of the Services resulting in UBSN's rights in the Marks and Intellectual Property Rights being prejudiced in any way. MBC's obligations under the preceding sentence are subject to the conditions that (i) UBSN shall promptly have notified MBC in writing of any such claim, and (ii) MBC shall have had sole control of such defense and all negotiations for any settlement or compromise.

Section 4 - Obligations of UBSN

      4.1 Marketing Materials. UBSN shall, at no cost, provide MBC with a reasonable quantity of marketing and promotional materials to assist MBC in its promotional and marketing activities hereunder, upon written request by MBC.

      4.2 Quality Assurances. UBSN represents and warrants that any Products produced by UBSN (a) satisfy national, local, and regional health and safety laws, ordinances and regulations in the United States, (b) are of merchantable quality fit for human consumption, and (c) satisfy the quality control standards and procedures established by UBSN from time to time. UBSN shall provide MBC with all necessary and appropriate documentation and certifications evidencing its compliance with the above. UBSN's representation and warranty under this
Section 4.2 shall not apply to any Products produced by MBC pursuant to that certain Brewing License Agreement between the parties dated as of , 2001.

      4.3 Indemnification. UBSN shall defend, indemnify and hold MBC harmless against any and all claims, demands, suits, proceedings, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) which are attributable to any allegation that MBC's performance of the Services, in accordance with this Agreement, infringes the patent, copyright, design, trademark, trade secret or other proprietary right of a third party; provided, however, that UBSN's indemnification obligation under this Section 4.3 shall not apply to MBC's use of the "Kingfisher" trademark in the United States in connection with any activities of MBC hereunder. UBSN's obligations under the preceding sentence are subject to the conditions that (i) MBC shall promptly have notified UBSN in writing of any such claim, and (ii) UBSN shall have had sole control of such defense and all negotiations for any settlement or compromise. Should any Product become the subject of any infringement claim, UBSN shall have the right to instruct MBC to refrain from marketing the Products or to take such other steps as UBSN may consider appropriate in order to limit its liability exposure.

Section 5 - Compensation

      5.1 Service Fees. In consideration for the Services performed by MBC hereunder, UBSN shall pay to MBC an annual fee equal to $US1,000,000 in calendar year 2001, $US300,000 in calendar year 2002 and $US200,000 in calendar year 2003 ("Service Fees").

      5.2 Payments. All Service Fees payable by UBSN to MBC under this Section 5 shall be paid within thirty (30) calendar days after the end of each quarter. All Service Fees shall be paid in United States Dollars.

Section 6 - Confidential Information

      6.1 Nondisclosure Obligation. During the term of this Agreement, UBSN may disclose certain Confidential Information to MBC solely to permit MBC to perform its obligations under this Agreement. MBC shall refrain from using or exploiting any and all Confidential Information for any purposes or activities other than those specifically authorized in this Agreement, and MBC shall not disclose any Confidential Information to any Person, except to its employees, agents, or representatives with a need to know. MBC shall implement effective security procedures in order to avoid disclosure or misappropriation of UBSN's Confidential Information. Each of MBC's employees, agents, or representatives who will have access to any of UBSN's Confidential Information shall execute a nondisclosure agreement, in a form acceptable to UBSN, which prohibits the unauthorized use or disclosure of any of UBSN's Confidential Information. MBC shall immediately notify UBSN of any unauthorized disclosure or use of any Confidential Information that comes to MBC's attention and shall take all action that UBSN reasonably requests to prevent any further unauthorized use or disclosure thereof.

      6.2 Ownership of Materials. MBC expressly acknowledges and agrees that all documents and materials that contain or embody any Confidential Information are and shall remain the sole property of UBSN. Such materials shall be promptly returned to UBSN (a) upon UBSN's reasonable request, or (b) in accordance with
Section 8.5 hereof, upon termination of this Agreement.

      6.3 Exceptions. The provisions of this Section 6 shall not apply to data and information disclosed to MBC by UBSN, if they (a) were already known to MBC prior to disclosure, (b) have come into the public domain without breach of confidence by MBC or any other Person, (c) were received by MBC from a third party without restrictions on their use in favor of UBSN, or (d) are required to be disclosed pursuant to any applicable law, rule, regulation, or government or court order.

Section 7 - Intellectual Property Rights

      7.1 Ownership. MBC hereby acknowledges that UBSN, or its affiliate, is the owner of all rights, title and interest in and to the Intellectual Property Rights and that MBC shall acquire no rights whatsoever in or to any of the Intellectual Property Rights pursuant to this Agreement. MBC shall not take any action that may adversely affect or impair UBSN's, or its affiliate's, rights, title and interest in or to the Intellectual Property Rights.

      7.2 Trademarks and Trade Names. The parties acknowledge that MBC may, during the term of this Agreement, use the trademarks, trade names, domain names or similar marks and designations ("Marks") as authorized by UBSN, or its affiliate, from time to time in connection with the performance of the Services. Such use is expressly limited to marketing displays, trade shows, advertising materials and any other similar activities by MBC necessary for the performance of MBC's obligations under this Agreement. MBC shall not market the Products under any name, sign, logo or designation other than the Marks authorized by UBSN, or its affiliate, from time to time.

      7.3 Assistance. MBC shall render to UBSN all reasonable assistance as may be required by UBSN in order to preserve the validity and enforceability of UBSN's, or its affiliate's, rights, title and interest in and to the Intellectual Property Rights. MBC agrees that it shall promptly notify UBSN (a) of any and all infringements, imitations, illegal use, or misuse, by any Person of the Intellectual Property Rights which comes to its attention, and (b) of any claims or objections that MBC's performance of the Services may or will infringe the intellectual property rights of any other Person. UBSN shall be responsible for taking any action or initiating any proceedings which UBSN, in its sole discretion, determines to be necessary or appropriate to prevent any infringement of the Intellectual Property Rights, and MBC shall provide UBSN with such assistance as UBSN may reasonably request in connection with any such action or proceeding.

Section 8 - Term and Termination

      8.1 Term. This Agreement shall become effective on the Effective Date and shall continue in force until the expiration or termination in accordance with its terms of the Distribution Agreement dated 9 October 1998 (as subsequently amended) between UBSN and United Breweries (UK) Limited.

      8.2 Termination for Breach. In the event that a party hereto (the "Breaching Party") shall commit any material breach or default of its obligations under this Agreement, the other party (the "Non-Breaching Party") may give the Breaching Party written notice thereof and demand that such breach or default be cured immediately. If the Breaching Party fails to cure such breach or default within thirty (30) calendar days after the date of the Non-Breaching Party's written notice hereunder, the Non-Breaching Party may terminate this Agreement immediately upon giving written notice of termination hereof to the Breaching Party.

      8.3 Termination for Insolvency. To the extent permitted by applicable law, either party may terminate this Agreement immediately upon written notice of termination to the other party if the other party goes into bankruptcy or voluntary or involuntary dissolution, is declared insolvent, fails to pay its debts as they come due, makes an assignment for the benefit of creditors, becomes subject to proceedings under any bankruptcy or insolvency law, or suffers the appointment of a receiver or trustee over all or substantially all of its assets or properties.

      8.4 Termination by UBSN. Notwithstanding the provisions of Section 8.2 hereof, UBSN may terminate this Agreement immediately by written notice of termination to MBC if MBC breaches any of its obligations under Sections 6 or 7 hereof.

      8.5 Rights and Obligations Upon Termination. Termination of this Agreement for any reason whatsoever shall extinguish all rights and obligations of the parties, except for those rights and obligations accrued prior to termination, as specified under this Section 8. Upon termination of this Agreement for any reason whatsoever, MBC shall (a) immediately cease the performance of all Services hereunder, (b) return to UBSN all promotional materials in its possession which have been provided by UBSN or developed by MBC pursuant to this Agreement, and (c) return to UBSN all documents and other materials which contain or embody any Confidential Information which are in MBC's possession, unless otherwise agreed to between the parties.

      8.6 Status of Payments Upon Termination. If termination of this Agreement occurs due to any event other than breach or default by MBC, then MBC shall be entitled to all Service Fees that have accrued prior to the date of termination. Payment of the Service Fees after termination shall be made in accordance with
Section 5 hereof.

      8.7 Survival. Notwithstanding termination of this Agreement, in the event of termination of this Agreement for any reason whatsoever, Sections 6 and 7 hereof shall survive for as long as necessary to effectuate their purposes, and shall bind the parties and their respective representatives, successors and assigns.

      8.8 Waiver of Termination Compensation. To the extent permitted by applicable law, neither party shall be liable to the other party for, and each party hereby expressly waives any right to, any termination compensation of any kind or character whatsoever, to which such party may be entitled solely by virtue of termination of this Agreement.

Section 9 - Compliance with Laws

Each party shall at all times and at its own expense (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement, (b) pay all fees and other charges required by such laws, rules, regulations and orders, and
(c) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder. Without limiting the generality of the preceding sentence, MBC agrees that in performing the Services hereunder it will comply with all laws and regulations of the ATF and the various state [and provincial] departments of ABC.

Section 10 - General Provisions

      10.1 No Waiver. The failure of either party to assert any of its rights under this Agreement shall not be deemed to constitute a waiver of that party's right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and communications, whether written or oral, between the parties with respect to the subject matter hereof. No modification or amendment of this Agreement shall be effective unless in writing and executed by a duly authorized representative of each party.

      10.3 Assignment. MBC shall not have the right or power to assign any of its rights, or delegate the performance of any of its duties, under this Agreement without the prior written authorization of UBSN, which may be granted or withheld by UBSN, in its sole discretion; provided, however, that no such prior authorization shall be required for MBC to subcontract the performance of the Services.

      10.4 Force Majeure. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other party for any failure to perform or delay in the performance of any obligation hereunder, except for payment obligations hereunder, when such failure to perform or delay in performance is caused by an event of force majeure; provided, however, that the party whose performance is prevented or delayed by such event of force majeure shall give prompt notice thereof to the other party. For purposes of this
Section 10.4, the term "force majeure" shall include war, rebellion, civil disturbance, earthquake, fire, flood, strike, lockout, labor unrest, acts of governmental authorities, shortage of materials, acts of God, acts of the public enemy and, in general, any other causes or conditions beyond the reasonable control of the parties. If any event of force majeure continues for more than ninety (90) calendar days, either party may terminate this Agreement upon notice to the other party.

      10.5 Notices. All notices, reports, invoices and other communications between the parties hereto shall be in writing and sent by facsimile, by registered or certified, first-class airmail, return receipt requested and postage prepaid, or by courier. All such communications shall be sent to the party at the address shown at the beginning of this Agreement or to such other address of which the receiving party has given prior notice to the sending party.

      10.6 Subject Headings. The subject headings of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      10.7 Severability. In the event that any provision hereof is found invalid or unenforceable pursuant to a final judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to its terms. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with provisions which, in effect, will most nearly and fairly approach the effect of the invalid provisions.

      10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

Section 11 - Enforcement of Agreement

      11.1 Choice of Law and Jurisdiction. This Agreement, and any disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of California, U.S.A., excluding its rules governing conflicts of laws. The courts located within the State of California, U.S.A. shall have exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Agreement. The parties hereby consent to the personal jurisdiction of the courts located in the State of California, U.S.A. for the resolution of disputes hereunder.

      11.2 Legal Expenses. The prevailing party in any legal proceeding brought by one party against the other party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and reasonable attorneys' fees. The parties hereto have caused this Agreement to be executed by their duly authorized representatives, effective as of the day and year first written above.




                                    UBSN LIMITED

                                    By:
                                            ----------------------------------

                                    Name:
                                            ----------------------------------

                                    Title:
                                            ----------------------------------

                                    MENDOCINO BREWING COMPANY, INC.


                                    By:
                                            ----------------------------------

                                    Name:
                                            ----------------------------------

                                    Title:
                                            ----------------------------------